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                                                                    EXHIBIT 10.6

                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

            STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET
                (DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.       BASIC PROVISIONS ("BASIC PROVISIONS").

         1.1 PARTIES: This Lease ("Lease"), dated for reference purposes only, May ____, 2002, is made by and between PRINCIPAL LIFE INSURANCE COMPANY, an Iowa Corporation ("LESSOR") and CONVERSE INC., a Delaware corporation ("LESSEE"), (collectively the "PARTIES," or Individually a "PARTY").

         1.2 PREMISES: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as the Northeast corner of Etiwanda and Jurupa in the City of the City of Fontana (the "City"), located in the County of San Bernardino, State of California, and generally described as (describe briefly the nature of the property and, if applicable, the "PROJECT", if the property is located within a Project) approximately 250,430 square foot freestanding concrete and steel tilt-up industrial building located on approximately 13.4 acres of land ("PREMISES"). (See also Paragraph 2.)

Subject to Lessors obligations described in this Section 1.2 and in Section 2.2, below, Lessee is leasing the Premises in an AS-IS condition. Lessee has had the full opportunity to inspect and approve the condition of the Premises. Lessee acknowledges that there are no other improvements of any type which are not present in the Premises as they exist as of April 2, 2002 which are to be provided by Lessor, except for the completion of the (i) base building in accordance with the plans, specifications and working drawings approved for it by the City, and (ii) Tenant Improvements, as set forth below.

Subject to the limitations set forth herein, including, without limitation, those with respect to the Lessor's maximum contribution to the cost of certain items thereof, Lessor shall construct or cause to be constructed for Lessee certain improvements ("Tenant Improvements"). Except in the event that the cost of any items subject to maximum cost contributions, ("MCC's") are exceeded, in which event the Lessee shall bear such cost, Lessor shall pay the costs of the Tenant Improvements. The Tenant Improvements shall consist of the following:

1. Installation of a complete ESFR system prior to the Commencement Date, in accordance with plans and specifications prepared by Lessor's consultants, to include fully automatic wet pipe fire system, 75 psi, with all pumps, hydrants, alarms, emergency fire exits and other equipment required to provide a complete ESFR system in accordance with all applicable laws, rules and regulations.

2. Provided 1,200 AMP, 277/480 VAC, 3 phase, 4 wired electrical service to the Building, expandable, at Lessee's expense, to 2,000 amps in the future.

3. 350 watt pulse start HID lamps, providing 30 foot candle lighting in the warehouse area, and 40 foot candle lighting in the staging area. All lighting fixtures shall be equipped with 15 foot extension whips, and shall be the same as those in the 4450 Lowell Street Building (the "Original Building").

4. 6" diameter steel, concrete filled bollards at (i) all truck door locations,
(ii) 2 each at interior power panel, and sprinkler riser locations, (iii) 2 at interior and exterior of drive in door locations, and (iv) exterior pad mounted equipment, transformers, gas rises, and fire hydrants.

5. Construct 3,000 square feet of single story office space with standard commercial finishes and utility supply and outlet and fixture placement, with legally sufficient restrooms to accommodate fifty (50) employees. The maximum allowance for the office space, including all restrooms and ceiling, wall, and floor finishes shall be One Hundred Thirty Five Thousand Dollars ($135,000.00).

6. Provide protective guard rails for the entire length of the office walls adjacent to the warehouse areas.
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7. Warehouse ceiling to be insulated with white foil type insulation with scrim reinforcing, on the underside of the roof sheathing, stapled to the joists, and ventilated to prevent condensation.

8. Powered and thermostat controlled roof ventilation to accommodate at least one air change per hour. Minimum of two percent (2%) of mechanically ventilated skylights to meet local fire codes for high-pile Class IV commodities with narrow aisle storage capabilities.

9. All interior walls and columns painted off-white. All columns painted yellow for the first ten (10) feet from the floor.

10. Lessor to provide a $2,500.00 allowance for signage, to be used in accordance with paragraph 34, below.

11.  Asphalt paved parking for 104 cars.

12. Concrete paved, fenced and secured (on going security to be provided by Lessee) truck yards sufficient for parking approximately Seventy Two (72) truck trailers. Southern California Edison ("SCE") License Area, as defined below, shall be improved to same truck yard standards to the extent permissible under the governing document for such area. Said governing document is that certain License Agreement for SCE's Property No. PSETV643J22, dated January 9, 2002, between SCE as Licensor, and Lessor as Licensee, a copy of which is attached hereto as Exhibit A (the "License Agreement"). The SCE License Area shall be the area described in the License Agreement as the "Site".

13. One (1) 9' x 10' dock door equipped for electrical service to accommodate a trash compactor (by Lessee).

14. Twenty (20) of the fifty eight (58) dock high doors in the Building to be equipped with 35,000 pound mechanical load levers, seals, and dock lights. The Building also will have one (1) grade level door.

15. Twenty five (25) forklift battery charging stations, located adjacent to the electrical room, with required eyewash, ventilation and other equipment required for the stations to satisfy all applicable governmental laws, rules, and regulations.

Lessor and Lessee shall cooperate to finalize the plans, specifications and working drawings for the Tenant Improvements, which shall be consistent with the terms hereof. Upon mutual approval of the plans, specifications, and working drawings, the parties shall execute a copy of same, indicating their agreement to them. Lessee acknowledges that full cooperation and prompt responses and approvals are necessary in order for Lessor to be able to cause the completion of the Tenant Improvements in time for Lessee's preferred occupancy date. Accordingly, Lessee agrees that it shall have approved the plans, specifications and working drawings for the Tenant Improvement no later than May 8, 2002, and the failure to do so shall constitute a Lessee Delay for purposes of this Lease. The Tenant Improvements shall be constructed by a contractor or specialty contractors selected by Lessor (each, a "Contractor"), pursuant to arm's length contract(s) entered into with Lessor.

At the request of Lessee, Lessor and Lessee shall communicate on a weekly basis concerning the ongoing progress of the Tenant Improvements, including the estimated completion date.

As used herein, the Tenant Improvements shall be deemed to be substantially complete at such time as Lessor has completed the Tenant Improvements to the point where it is useable by Lessee, with all the Tenant Improvements in place, but subject to "punch list" items, i.e., items to completed, added, or modified but which do not unreasonably interfere with Lessee's use and enjoyment of the premises (See also Paragraph 3.)

As used herein, "Lessee Delay" shall mean any delay in the commencement or completion of the Tenant Improvements caused by Lessee, including, without limitation, Lessee's delay in approving any working drawings or plans and specifications with respect to which Lessee's approval, change orders resulting in delays, or interference by Lessee, or Its contractors, consultants, or fixture installers with the orderly progress of the construction of the Tenant Improvements.
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Lessor shall have no obligation to contribute or advance any funds; or undertake any work or improvements except as provided expressly herein, and Lessee shall bear all other costs for all work, improvements, furniture, fixtures, and equipment. (see also Paragraph 2.)

         1.3 TERM: Six years and one month ("ORIGINAL TERM") commencing September 1, 2002 ("COMMENCEMENT DATE") and ending September 30, 2008 ("EXPIRATION DATE"). (See also Paragraph 3.)

         1.4 EARLY POSSESSION: Subject to the limitations set forth below, the LESSEE SHALL BE ALLOWED TO ENTER THE PREMISES FOR THE PURPOSES OF INSTALLING ITS FIXTURES AND EQUIPMENT, provided that Lessee has then provided Lessor with copies of Certificates of Insurance, complying in all respects with the terms of this Lease, for all insurance required to be carried hereunder (the "Lessee Insurance Evidence"). Lessor shall make the Building available for Lessee's Early Possession upon the later to occur of (i) the providing to Lessor of Lessee's Insurance Evidence, the completion of mutual Lease execution, and the delivery to Lessor of all funds required to be delivered on or before Lease Commencement, including, without limitation, the Security Deposit as described in Paragraph 1.7, below, and the Base Rent to be paid upon execution, as described in Paragraph 1.6, below, and (ii) the completion of the building shell to the point where it is weather proof and lockable, which the parties acknowledge shall be no sooner than June 10, 2002. Lessee acknowledges that the ESFR system for the Building will not be completed upon the delivery to Lessee of the Building for such Early Possession, and that the earliest anticipated completion date for the ESFR is July 1, 2002. Lessee acknowledges that Lessor will be completing the shell Building and related improvements and constructing Lessee's Tenant Improvements during the period of Early Possession, and that accordingly the ability of Lessee to freely install its fixtures and equipment or otherwise use the Premises during this period will be limited by Lessor's activities in the Premises. Lessee agrees that in all events Lessor shall have priority over Lessee in construction or similar activities, that Lessee will follow all reasonable rules and regulations concerning its activities in and about the Premises during this period promulgated by Lessor, Its Contractor, or Property Manager: Due to the ongoing construction and other activities, Lessee hereby forever releases and discharges Lessor, its contractors, agents, employees, and managers from and against any and all claims of loss, damage or injury to persons or property, including, without limitation, its product inventory, which loss, damage or injury occurs, or is alleged to have occurred, during the period of Early Possession, except to the extent caused by Lessor's gross negligence or intentional malfeasance. Lessee acknowledges that Lessor does not guarantee or warrant the safety of the Premises, or its security during such period, as construction and other activities will be ongoing.

("EARLY POSSESSION DATE").  (See also Paragraphs 3.2 and 3.3.)

         1.5 BASE RENT: $70,120.40 per month ("BASE RENT"), payable on the first day of each month commencing September 1, 2002, but subject to the adjustments and abatements described below. (See also Paragraph 4.)

[ ] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

The Rent for months 4 through 36 shall be $70,120.40 and Base Rent for months 37 through 73 shall be $75,129.00. Subject to the terms and conditions of this Lease, including without limitation paragraphs 1.4 and 13.3, Base Rent, real property taxes, insurance and other building or project expenses shall be abated for the first three (3) months of the Term. Such Rent and expense abatements shall be considered inducements within the meaning of paragraph 13.3 of this Lease.

As Additional Rent, Lessee shall also pay a Management Fee equal to One and One-half Percent (1-1/2%) of the Base Rent, payable monthly in advance with each payment of Base Rent. Lessee shall also pay to Lessor with each monthly installment of Base Rent all amounts due pursuant to the License Agreement. Lessor shall advise Lessee of any changes in such amounts reasonably in advance of their due date.

         1.6 BASE RENT PAID UPON EXECUTION: $140,280.80 as Base Rent for the period December __,2002 and January 2003.
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         1.7 SECURITY DEPOSIT: $105,180.00 ("SECURITY DEPOSIT"). (See also
Paragraph 5.)

         1.8 AGREED USE: WAREHOUSING AND DISTRIBUTION OF FOOTWEAR, APPAREL, AND RELATED ACCESSORIES. (See also Paragraph 6.)

         1.9 INSURING PARTY: Lessor is the "INSURING PARTY" unless otherwise stated herein: (See also Paragraph 8.)

         1.10 REAL ESTATE BROKERS: (See also Paragraph 15.)

                  (a) REPRESENTATION: The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction: (Check applicable boxes):

[x]  Cushman & Wakefield represents Lessor exclusively ("LESSOR'S BROKER");

[x]  CB Richard Ellis represents Lessee exclusively ("LESSEE'S BROKER"); or

[ ]  none represents both Lessor and Lessee ("DUAL AGENCY").

                  (b) PAYMENT TO BROKERS: Lessor shall pay to the Broker the fee agreed to in their separate written agreement for the brokerage services rendered by the Broker), as and when set forth therein.

         1.11 GUARANTOR. The obligations of the Lessee under this Lease are to be guaranteed by none ("Guarantor"). (See also Paragraph 37.)

2.       PREMISES.

         2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less. During the term of this Lease, Lessee shall have the exclusive right to use 106 parking spaces which are on the property where the Building is located.

         2.2 CONDITION. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date, and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee within thirty (30) days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, landscape irrigation system and parking lot, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the "BUILDING") shall be free of material defects. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, as Lessor's sole obligation with respect to such matter, except as other otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting froth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If, after the Commencement Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within: (i) one year as to the surface of the roof, (ii) six (6) months as to the HVAC systems, (iii) thirty (30) days as to the remaining systems and other elements of the Building, correction of such non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. Lessee shall notify Lessor of any claimed defect in the terms which are Lessor's responsibility under paragraph 7.2, below, as soon as practicable after Lessee discovers same, failing which Lessee shall be responsible for any damage caused by its failure to provide such notice to Lessor and thereby provide Lessor an opportunity to repair same.

         2.3 COMPLIANCE. Lessor warrants that the improvements on the Premises and the Tenant Improvements to be constructed by Lessor upon completion, comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("APPLICABLE
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REQUIREMENTS") in effect on the Start Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee.
NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within six (6) months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in Paragraph 6.2(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("CAPITAL EXPENDITURE"), Lessor and Lessee shall allocate the cost of such work as follows:

                  (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by :Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two (2) years of this Lease and the cost thereof exceeds six (6) months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to six (6) months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least ninety (90) days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

                  (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), the Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(c); provided, however, that if such Capital Expenditure is required during the last two years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within ten (10) days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance o the Rend due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon thirty (30) days written notice to Lessor.

                  (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in quality of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

         2.4 ACKNOWLEDGEMENTS. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee's intended use; (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises; and (c) neither Lessor, Lessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (a) Broker has made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises; and (b) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
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3.       TERM.

         3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are specified in Paragraph 1.3.

         3.2 EARLY POSSESSION. Except as otherwise set forth herein, if Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the prior of such early possession. Except as otherwise set forth herein, all other terms of this Lease (including, but not limited to, the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

         3.3 DELAY IN POSSESSION. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. IF, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefore, nor shall such failure affect the validity of their Lease.

         3.4 LESSEE COMPLIANCE. Lessor shall not be required to tender possession of the Premises to Lessee unless Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Ate, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.       RENT.

         4.1 RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("RENT").

         4.2 PAYMENT. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall
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within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control or Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen
(14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

6.       USE.

         6.1 USE. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturb owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

         6.2      HAZARDOUS MATERIALS.

              6.2.1        DEFINITIONS.

                  (a) "Hazardous Material" means any substance, whether solid, liquid or gaseous in nature:

                        (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation ordinance, order, action, policy or common law, or

                        (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et sect.) and or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 8401 et seq.) the Toxic Substances Control Act, as amended (15 U.S.C.
Section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C.
Section 651 et seq.), as these law have been amended or supplemented; or

                        (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof, or
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                        (iv) the presence of which on the Property causes or
threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; or

                        (v) the presence of which on adjacent properties could constitute a trespass by Lessee; or

                        (vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

                        (vii) without limitation which contains polychlorinated biphenyls, (PCBs), asbestos or urea formaldehyde foam insulation; or

                        (viii) without limitation with contains radon gas.

                  (b) "Environmental Requirements" means all applicable present and future:

                        (i) statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigations and remediation), of all Governmental Agencies; and

                        (ii) all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, all requirements pertaining to emissions, discharges, releases, or threatened cases of Hazardous Materials or chemical substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or chemical substances.

                  (c) "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable to unforeseeable (including without limitation reasonable attorneys' fees and disbursements and consultants' fees) any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, or beneath the Property or migrating or threatening to migrate to or from the Property, or the existence of a violation of Environmental Requirements pertaining to the Property and the activities thereon, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property. Environmental Damages include, without limitation:

                        (i) damages for personal injury or injury to property or natural resources occurring upon or off of the Property, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest, penalties and damages arising from claims brought by or on behalf of employees of Lessee (with respect to which Lessee waives any right to raise as a defense against Lessor any immunity to which it may be entitled under any industrial or worker's compensation laws);

                        (ii) fees, costs or expenses incurred for the service of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Agency or reasonably necessary to make full economic use of the Property or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing the provisions of this Lease or collecting any sums due hereunder;

                        (iii) Liability to any third person or Governmental Agency to indemnify such person or Governmental Agency for costs expensed in connection with the items referenced in subparagraph (ii) above; and

                        (iv) diminution in the fair market value of the Property, including, without limitation, any reduction in fair market rental value or life expectancy of the Property or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Property or any portion thereof.

                  (d) "Governmental Agency" shall mean all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

                  (e) The "Lessee Group" means Lessee, Tenant's successors, assigns, guarantors, officers, directors, agents, employees, invitees, permittees, or other parties under the supervision or control of Lessee or entering the Property during the term of this Lease with the permission or knowledge of Lessee other than Lessor or its agents or employees.

              6.2.2        PROHIBITIONS.

                  (a) Other than commercially reasonable quantities of general office supplies AND SUCH OTHER CHEMICALS AS IT REASONABLY DEEMS NECESSARY FOR THE CONDUCT OF ITS BUSINESS in THE PREMISES, and provided Lessee's use of same complies with all APPLICABLE REQUIREMENTS AND Environmental requirements and is incidental to Lessee's operation of its business, Lessee shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or sued upon, about or beneath the Property by the Lessee Group, without the prior written consent of Lessor. From time to time during the term of this Lease, Lessee may request Lessor's approval of Lessee's use of other Hazardous Materials, which approval may be withheld in Lessor's sole discretion. Lessee shall, prior to the Commencement Date, provide to Lessor all "community right to know" plans or disclosures and/or emergency response plans which Lessee is required to supply to local governmental agencies pursuant to any Environmental Requirements.

                  (b) Lessee shall not cause or permit the commission by the Lessee Group, of a violation of any Environmental Requirements upon, about or beneath the Property.

                  (c) Lessee shall neither create, cause to be created, allow nor permit the Lessee Group to create any lien, security interest or other charge or encumbrance of any kind with respect to the Property, including without limitation, any lien imposed pursuant to Section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9607(1) or any similar statute.

                  (d) Lessee shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the Property, without Lessor's prior written consent, which consent may be withheld in Lessor's sole discretion.

              6.2.3        INDEMNITY.

                  (a) Lessee, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless:

                        (i) Lessor; and

                        (ii) any other person who acquires title to all or a portion of the Premises in any manner (including purchase at a foreclosure sale) or who becomes entitled to exercise the rights and remedies of Lessor under this Lease; and

                        (iii) the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons.

from and against any and all Environmental Damages which exist as a result of the activities and negligence of the Lessee Group during the Lessee's occupancy of the Property or which exist as a result of the breach of any warranty or covenant or the inaccuracy of any representation of Lessee contained in this Lease, or by Lessee's remediation of the Property or failure to meet its remediation obligations contained in this Lease.

                  (b) The obligations contained in this Section 6.2.3 shall include, but not be limited to, the burden and expense of defending all claims, suite and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties, consequential damages or other sums due against such indemnified persons. Lessor, at it sole expense, may employ additional counsel of its choice to associate with Lessee's counsel.

                  (c) Lessor shall have the right, but not the obligation, to join and participate in, and control, if it so elects, any legal proceedings or actions initiated in connection with Lessee's activities. Lessor may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Property by a Hazardous Material.

                  (d) The obligations of Lessee under this paragraph shall not be affected by any investigation by or on behalf of Lessor, or by any information which Lessor may have or obtain with respect thereto.

              6.2.4        OBLIGATION TO REMEDIATE.

         In addition to the obligation of Lessee to indemnify Lessor pursuant to this Lease, Lessee shall, upon approval and demand of Lessor, at its sole cost and expense and using contractors approved by Lessor, promptly take all actions to remediate the Property which is required by any Governmental Agency, or which are reasonably necessary to mitigate Environmental Damager, or to allow full economic use of the Property, which remediation is necessitated from the presence upon, about or beneath the Property, at any time during or upon termination of this Lease, of a Hazardous Material or a violation of Environmental Requirements, existing as a result of the activities or negligence of the Lessee Group. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off the Property, which shall be performed in a manner approved by Lessor. Lessee shall take all actions necessary to restore the Property to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Property, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies.

              6.2.5        RIGHT TO INSPECT.

              Lessor shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Property, including invasive tests, at any reasonable time to determine whether Lessee is complying with the terms of the Lease, including but not limited to the compliance of the Property and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Property or surrounding properties and activities thereon. Lessor shall have the right, but not the duty, to retain any independent professional consultant (the "CONSULTANT") to enter the Property to conduct such an inspection or to review any report prepared by or for Lessee concerning such compliance. The cost of the Consultant shall be paid by Landlord unless such investigation discloses a violation of any Environmental Requirement by the Lessee Group or the existence of a Lessor Hazardous Material on the Property or any other property caused by the activities or negligence of the Lessee Group (other than Hazardous Materials used in compliance with all Environmental Requirements and previously approved by Lessor), in which case Lessee shall pay the cost of the Consultant. Lessee hereby grants to Lessor, and the agents, employees, consultants and contractors of Lessor the right to enter the Property and to perform such tests on the Property as are reasonably necessary to conduct such reviews and investigations. Lessor shall use its best efforts to minimize interference with the business of Lessee.

              6.2.6        NOTIFICATION.

         If Lessee shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Lessee for Environmental Damages in connection with the Property or past or present activities of any person thereon, including, but not limited to, notice or other communication concerning any actual or threatened Investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Lessee shall deliver to Lessor within ten (10) days of the receipt of such notice or communication by Lessee, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of ouch notice shall not be deemed to create any obligation on the part of Lessor to defend or otherwise respond to any such notification.

         If requested by Lessor, Lessee shall disclose to Lessor the names and amounts of all Hazardous Materials, other than general office supplies referred to in Section 6.2 of this Lease, which were used, generated , treated, handled, stored or disposed of on the property or which Lessee intends to use, generate, treat, handle, store or dispose of on the Property. The foregoing in no way shall limit the necessity for Lessee obtaining Lessor's consent pursuant to
Section 6.2 of this Lease.

              6.2.7        SURRENDER OF PREMISES.

         In the ninety (90) days prior to the expiration or termination of the Lease Term, and for up to ninety (90) days after Lessee fully surrenders possession of the Property, Lessor may have an environmental assessment of the Property performed in accordance with Section 6.2 of this Lease. Lessee shall perform, at its sole cost and expense, any cleanup or remedial work recommended by the Consultant which Is necessary to remove, mitigate or remediate any Hazardous Materials and/or contaminations of the Property caused by the activities or negligence of the Lessee Group.

              6.2.8        ASSIGNMENT AND SUBLETTING.

         In the event the Lease provides that Lessee may assign the Lease or sublet the Property subject to Lessor's consent and/or certain other conditions, and if the proposed assignee's or sublessee's activities in or about the Property involve the use, handling, storage or disposal of any Hazardous Materials other than those used by Lessee and in quantities and processes similar to Lessee's uses in compliance with the Lease, (i) it shall be reasonable for Lessor to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities and/or (ii) Lessor may impose an additional condition to such assignment or sublease which requires Lessee to reasonably establish that such assignee's or sublessee's activities pose no materially greater risk of contamination to the Property than do Lessee's permitted activities in view of the (a) quantities, toxicity and other properties of the Hazardous Materials to be used by such assignee or sublessee,
(b) the precautions against a release of Hazardous Materials such assignee or sublessee agrees to implement, (c) such assignee's or sublessee's financial condition as it relates to its ability to fund a major cleanup and (d) such assignee's or sublessee's policy and historical record respecting its willingness to respond to the clean up of a release of Hazardous Materials. Lessor shall also have its approval rights as set forth in Section 12.

              6.2.9        SURVIVAL OF HAZARDOUS MATERIALS OBLIGATION.

         Lessee's breach of any of its covenants or obligations under this Lease shall constitute a material default under the Lease. The obligations of Lessee under this Paragraph 6.2 shall survive the expiration or earlier termination of the Lease without any limitation, and shall constitute obligations that are independent and severable from Lessee's covenants and obligations to pay rent under the Lease.

         6.3 LESSEE'S COMPLIANCE WITH APPLICABLE REQUIREMENTS. Except as otherwise provided in this Lease, Including, without limitation, in Paragraph 2.3, above, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

         6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's "Lender" (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, and on reasonable notice (24 hours being reasonable in all events) for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority and was occasioned by Lessee's operations in the Premises, or a good faith belief that Lessee is not in compliance with all Applicable Requirements. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

7.       MAINTENANCE; REPAIRS, UTILITY INSTALLATIONS; TRADE FIXTURES AND
         ALTERATIONS.

         7.1      LESSEE'S OBLIGATIONS.

                  (a) IN GENERAL. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), ceilings, roof membrane and surface, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, sign, sidewalks and parkways located in, or on, the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition, consistent with the present condition of the Building, and the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the removal of graffiti or similar defacement of the exterior of the Building.

                  (b) SERVICE CONTRACTS. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if reasonably required by Lessor.

                  (c) REPLACEMENT. Subject to Lessee's Indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if the Basic Elements described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator f which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor's accountants), with Lessee reserving the right to prepay its obligation at any time.

         7.2 LESSOR'S OBLIGATIONS. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are Intended to be that of the Lessee. It is the Intention of the Panties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease. Notwithstanding anything to the contrary herein, Lessor, at its sole cost and expense, shall be responsible for the repair of any and all structural defects, floor slab and foundation defects, and latent structural defects in the Building during the original term of the Lease. Lessor shall also be responsible for, and keep in good order, maintenance and repair, including restoration, replacement and renewal, the structural elements of the roof.

         7.3      UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

                  (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. LESSEE OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Lessee that are no yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the Interior of the Premises (excluding the. roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during any twelve month period during the Term of this Lease as extended does not exceed $50,000 in the aggregate.

                  (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits,
(ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations she be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount equal to the greater of one month's Base Rent, or $10,000, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

                  (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furor shed to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered here before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, Indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

         7.4      OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

                  (a) OWNERSHIP. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7A(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

                  (b) REMOVAL. By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations the approval of which by Lessor was conditioned upon their removal at the time the approval was granted, be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

                  (c) Surrender/Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear and casualty damage for which Lessee has no responsibility under the terms of this Lease excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below. Notwithstanding anything else herein to the contrary, "ordinary wear and tear" shall not include any condition which results in, or the fact of, failure of any building system (including, without limitation, the HVAC, plumbing, electrical, load levelers, and similar items) to operate effectively for the purpose for which it was intended. Lessee fully understands that its surrender obligations shall be performed on or prior to he Expiration Date or earlier termination of the Lease. In the event that the Premises are left in a condition at such time which does not comply with the terms and conditions hereof, Lessor shall be entitled to treat Lessee as a holdover tenant, on a day to day basis, with Base Rent and all Rent and Expenses charged in accordance with paragraph 26 hereof. During such holdover period Lessor shall have the right, but not the obligation, to enter into the Premises, without notice to Lessee, and without terminating Lessee's holdover status, for the purpose of assessing the condition of the Premises, and undertaking the clean up and restoration of same as required to bring the Premises into compliance with the terms of this paragraph 7. Lessee shall pay and be responsible for (either from the Security Deposit, or otherwise as Lessor elects) the cost of such clean up and restoration, which Lessor shall perform, or cause to be performed, pursuant to an arms length agreement with the appropriate consultants and contractors and laborers. In the event that Lessee's Security Deposit is inadequate to pay for such costs, Lessee shall pay same to Lessor within five
(5) days of the date of the invoice for same provided to Lessee. Lessor shall also have the right, but not the obligation, to remove any personal property, inventory, machinery, or other items left on the Premises by Lessee following the Expiration Date or earlier termination of the Lease, and to store same, as Lessee's expense, or dispose of same, in accordance with Lessor's rights under law, and Lessor may charge the cost of same against any remaining Security Deposit, or invoice same to Lessee, who shall pay such costs within five (5) days of the date of such invoice.

8.       INSURANCE; INDEMNITY.

         8.1 PAYMENT FOR INSURANCE. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an Invoice.

         8.2      LIABILITY INSURANCE.

                  (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily Injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "ADDITIONAL INSURED-MANAGERS OR LESSORS OF PREMISES ENDORSEMENT" and contain the "AMENDMENT OF THE POLLUTION EXCLUSION ENDORSEMENT" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an 'Insured contract' for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar Insurance carried by Lessor, whose insurance shall be considered excess insurance only. All policies required to be maintained by Lessee shall name Lessor, its property manager, and any lender of Lessor's, as additional insureds. in addition, Lessee shall obtain and keep in force during the term of the Lease, an "excess" or "umbrella" policy, in the amount of $5,000,000.00, which shall in all other respects conform to the requirements set forth herein for insurance to be carried by the Lessee, including, without limitation, those requirements concerning the named and additional insureds, the characteristics of the Insurer, and the providing of proof of coverage to Lessor.

                  (b) CARRIED BY LESSOR. Lessor may, but shall not be obligated to, maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional Insured therein.

         8.3      PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

                  (a) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to ninety percent (90%) of the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be Insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage - including the perils of flood and/or earthquake if Lessor so desires , including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such Insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss..

                  (b) RENTAL VALUE. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said Insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

                  (c) ADJACENT PREMISES. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

         8.4      LESSEE'S PROPERTY/BUSINESS INTERRUPTION INSURANCE.

                  (a) PROPERTY DAMAGE. Lessee shall obtain and maintain Insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such Insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

                  (b) BUSINESS INTERRUPTION. Lessee shall obtain and maintain loss of income and extra expense Insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

                  (c) NO REPRESENTATION OF ADEQUATE COVERAGE. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

         8.5 INSURANCE POLICIES. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the Insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

         8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to Its property arising out of or Incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles; applicable hereto. The Parties agree to have their respective property damage Insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the Insurance is not invalidated thereby.

         8.7 INDEMNITY. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or Indemnified.

         8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of Income or profit therefrom.

9.       DAMAGE OR DESTRUCTION.

         9.1      DEFINITIONS.

                  (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

                  (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

                  (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

                  (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the Improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

                  (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition Involving the presence of, or contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

         9.2 PARTIAL DAMAGE - INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect;

Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effects such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain full force and effect, or have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

         9.3 PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that to not an insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

         9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

         9.5 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one
(1) month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and
(b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee falls to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished. If during such last six month period Lessee has already irrevocably exercised its Option to Extend, then the provisions of paragraphs
9.1 through 9.4 shall prevail without regard to the time at which the damage has occurred.

         9.6      ABATEMENT OF RENT; LESSEE'S REMEDIES.

                  (a) ABATEMENT. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value Insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

                  (b) REMEDIES. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, or, having commenced, does not thereafter diligently pursue same to completion (subject to Lessee Delay and paragraph 50 of this Lease) Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease to on a date not less than sixty
(60) days following the giving of such notice. If Lessee gives such notice, and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) lays, this Lease shall continue in full force and effect. "COMMENCE" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

         9.7 TERMINATION -ADVANCE PAYMENTS. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor, and of Additional Rent or other sums owed by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

         9.8 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.      REAL PROPERTY TAXES.

         10.1 DEFINITION OF "REAL PROPERTY TAXES." As used herein, the term "REAL PROPERTY TAXES" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income, excise, franchise or corporate, transfer attributable to Lessor, or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "REAL PROPERTY TAXES" shall also include any tax, fee, levy assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.

         10.2

                  (a) PAYMENT OF TAXES. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand. However, Lessor, in its sole and absolute discretion, may elect to pay such taxes directly, and then invoice Lessee for same. Lessee's shall reimburse Lessor for such amounts within ten
(10) business days of the date of same. Unless and until Lessor advises Lessee, in writing, to the contrary, Lessor shall initially pay all such taxes directly.

                  (b) ADVANCE PAYMENT. In the event Lessee incurs a late charge on any Rent payment, Lessor may, at Lessor's option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All monies paid to Lessor under this Paragraph may be intermingled with other monies of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, at the option of Lessor, be treated as an additional Security Deposit.

         10.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

         10.4 PERSONAL PROPERTY TAXES. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement.

         10.5 RIGHT TO CONTEST. Lessee shall have the right to contest any Real Property Tax with the applicable taxing authority or authorities in accordance with all applicable tax contest procedures provided by law so long as (a) Lessee continues to; ay all Rent (including all Real Property Taxes then assessed) as required under this Lease, and (b) such Real Property Tax is being diligently contested in good faith. In the event that Lessee elects to contest any assessment of Real Property Taxes, Lessee shall first notify Lessor of any such intended contest and shall consult and coordinate with, and permit participation by Lessor and Lessor's legal counsel in connection with such contest, including any tax contests being concurrently contemplated, undertaken or advocated by Lessor. Any such contest by Lessee shall be conducted solely at Lessee's cost and expense. Lessor agrees to cooperate fully with Lessee in such contest, including executing any documents of authorization necessary in connection therewith.

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

12.      ASSIGNMENT AND SUBLETTING.

         12.1 LESSOR'S CONSENT REQUIRED.

                  (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "ASSIGN OR ASSIGNMENT") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.

                  (b) A change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose, except in the normal course of business if Lessee is a publicly traded company, and except in the course of a bona-fide public offering of stock, which complies in all respects with all Applicable Requirements.

                  (c) Except as provided in subparagraph (f), below, the involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than twenty-five percent (25%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "NET WORTH OF LESSEE" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

                  (d) An assignment or subletting without consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to one hundred ten percent (110%) of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to One Hundred Ten Percent (110%) of the scheduled adjusted rent.

                  (e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

                  (f) Notwithstanding anything in this Paragraph 12.1 to the contrary, Lessee may assign this Lease, or sublet the Premises or any portion thereof, without Lessor's consent (a "Permitted Transfer") to any parent, subsidiary, or affiliate corporation or other business entity which controls, is controlled by or is under common control with Lessee, or to any person or entity which acquires all the assets of Lessees business as a going concern, (collectively, a "Permitted Transferee") provided that: (i) at least thirty (30) days prior to such assignment or sublease, or as soon thereafter as practicable, Lessee delivers to Lessor the financial statements and other financial and background information of the assignee or sublessee as is required for other transfers; (ii) if the transfer is an assignment, the assignee assumes, in full, the obligations of Lessee under this Lease (or if a sublease, the sublessee assumes, in full, the obligations of Lessee with respect to such portion as sublessee has subleased); (iii) the financial net worth of the assignees or sublessees as of the time of the proposed transfer is sufficient for such assignee or sublessee to fulfill its obligations pursuant to such assignment or sublease (and in considering same, Lessor shall have the right to consider the long term prospects for sustaining such ability to perform for the period of any extended term, if applicable); (iv) Lessee remains fully liable under this Lease; and (v) unless Lessor consents to same, the use of the Premises set forth herein remains unchanged.

         12.2 TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

                  (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease; (ii) release Lessee of any obligations hereunder; or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

                  (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

                  (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

                  (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

                  (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any. Lessee shall reimburse Lessor, as Additional Rent, for its actual, reasonable costs and expenses, including reasonable attorneys' fees, incurred in considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

                  (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to b observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

                  (g) Lessor may refuse to consent on any commercially reasonable grounds, including, without limitation: the potential inability of the proposed assignee to fulfill the Lease terms and the financial irresponsibility or instability of the proposed assignee or sublessee, the lack of suitability of the Premises for the intended use by the proposed assignee or sublessee, the potential for unlawful or undesirable use of the Premises by the proposed assignee or sublessee, or the character or business reputation of the proposed assignee or sublessee. In any dispute which arises under this paragraph, Lessee shall pay to Lessor all of Lessor's costs and expense reasonably incurred by Lessor in making the investigation and factual findings provided for in this paragraph.

         12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                  (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim; from Lessee to the contrary.

                  (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

                  (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

                  (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

                  (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

         12.4 TRANSFER PREMIUMS. Fifty percent (50%) of any sums or other economic consideration received by Lessee as a result of any assignment or subletting entered into pursuant to this Paragraph 12, however denominated under the assignment or sublease, which exceed, in the aggregate (a) the total sums which Lessee is obligated to pay Lessor under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (b)(i) reasonable real estate brokerage commissions or fees payable by Lessee in connection with such assignment or subletting, (ii) the reasonable fees of attorneys, architects and engineers, and (iii) reasonable costs of tenant improvements required to be constructed by Lessee for any such assignee or subtenant, shall be paid by Lessee to Lessor as additional rent under this Lease without affecting or reducing any other obligations of Lessee hereunder. Lessee understands, acknowledges and agrees that Lessor's right to recapture any consideration paid in connection with an approved assignment or subletting is a material inducement for Lessor's agreement to lease the Premises to Lessee upon the terms and conditions, set forth herein.

         12.5 LESSOR'S OPTION AS TO SUBJECT SPACE. Notwithstanding the foregoing provisions contained in this Paragraph 12 to the contrary, Lessor shall have the option, by giving written notice to Lessee within twenty (20) days after Lessor's receipt of written notice by Lessee (accompanied by all of the items set forth in this Paragraph 12 concerning the nature of the transfer and the transferee) of any proposed assignment or sublease (except to a Permitted Transferee) for a term of three (3) years or more by Lessee (a "Transfer Notice"), to recapture the space which is the subject of such proposed transfer (the "Subject Space"), provided the subject space constitutes not less than 100,000 square feet; or, if prior transfers have occurred, would result in having 100,000 square feet in the aggregate assigned or sublet. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice. In the event of a recapture by Lessor, if this Lease shall be canceled with respect to less than the entire Premises, the rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Lessee in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute confirmation of same. If Lessor declines, or fails to elect in a timely manner to recapture the Subject Space under this Paragraph 12.5, then, provided Lessor has consented to the proposed transfer pursuant to Paragraph 12.2, Lessee shall be entitled to proceed to transfer the Subject Space to the proposed transferee, subject to the other provisions of this Paragraph 12 (including Paragraph 12.4 above).

13.      DEFAULT; BREACH; REMEDIES.

         13.1 DEFAULT; BREACH. A "DEFAULT" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "BREACH" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

                  (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

                  (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three
(3) business days following written notice to Lessee.

                  (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts,
(iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of fifteen (15) days following written notice to Lessee.

                  (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                  (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors;
(ii) becoming a "DEBTOR" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's Interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

                  (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

                  (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor; (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty; (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing; (iv) a Guarantor's refusal to honor the guaranty; or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

         13.2 REMEDIES. If Lessee fails to perform any of its affirmative duties or obligations, within ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

                  (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

                  (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

                  (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions if this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

         13.3 INDUCEMENT RECAPTURE. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "INDUCEMENT PROVISIONS," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease, including without limitation, the timely payment (i.e., prior to the time Lessee is in default, as set forth in Paragraph 13.1(b)) of all rent due hereunder. Upon Breach of this Lease by Lessee (which shall be deemed to include any late payment of rent or other sums due hereunder, or the presentation in payment of any obligation hereunder of any check which is not honored on the first attempt to realize on it), any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of Rent or the cure of the Breach which Initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance. Notwithstanding anything else herein to the contrary, Lessee shall not be subject to the loss of an Inducement due to a default in the payment of Rent if Lessee has not been late with respect to the payment of Rent more than three times in the first thirty months of the Term, and all such late payments have been made within the cure periods allowed by this Lease.

         13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs Include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to ten percent (10%) of each such overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

         13.5 INTEREST. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The Interest ("INTEREST") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus four percent (4%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

         13.6     BREACH BY LESSOR.

                  (a) NOTICE OF BREACH. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, (except in the event of an emergency, in which event the reasonableness of the time of Lessor's response shall be determined in relationship to the nature and extent of the emergency) a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

                  (b) PERFORMANCE BY LESSEE ON BEHALF OF LESSOR. In the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

         13.7 MORTGAGEE PROTECTION. Lessee to send by certified or registered mail to any Lender whose address has been furnished to Lessee, a copy of any notice of default served by Lessee on Lessor. If Lessor fails to cure such default within the time provided for in this Lease, such Lender shall have an additional thirty (30) days to cure such default; provided, however, that if such default cannot reasonably be cured within that thirty (30) day period, then such Lender shall have such additional time to cure the default as is reasonably necessary under the circumstances (including, without limitation, the time to obtain possession of the Premises by foreclosure or similar proceedings).

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "CONDEMNATION"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the Premises, or more than twenty-five percent (25%) of the land area portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation; Lessor shall repair any damage to the Premises caused by such Condemnation.

15.      BROKERS' FEE.

         15.3 REPRESENTATIONS AND INDEMNITIES OF BROKER RELATIONSHIPS. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto.

16.      ESTOPPEL CERTIFICATES.

                  (a) Each Party (as "RESPONDING PARTY") shall within fifteen
(15) days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "ESTOPPEL CERTIFICATE" form published by the American Industrial Real Estate Association, or such form as is reasonably required by any lender of Lessor, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

                  (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such fifteen (15) day period, the requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party not more than one month's Rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

                  (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including, but not limited to, Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender r purchaser in confidence and shall be used only for the purposes herein set forth.

17. DEFINITION OF LESSOR. The term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. DAYS. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20.      LIMITATION OF LIABILITY.  See paragraph 51, below.

21. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.      NOTICES.

         23.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

         23.2 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered la delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee. Unless Lessor and Lessee have reached an agreement in writing to the contrary, if Lessee fails to surrender the Premises upon the expiration or earlier termination of the Lease despite Lessor's demand to do so, in addition to the rent and other obligations of Lessee as provided in this Lease, Lessee shall indemnify and hold Lessor harmless against any and all losses, costs, damages and liability (including actual attorneys' fees and costs, and court costs), direct or indirect, which Lessor may suffer as a result of Lessee's failure to surrender the Premises.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS; CONSTRUCTION OF AGREEMENT. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.      SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

         30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lessor's Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof. Lessee waives the protection of any statute or rule of law which gives or purports to give Lessee any right to terminate this Lease or surrender possession of the Premises upon the transfer of Lessor's interest by foreclosure, deed in lieu of foreclosure, or otherwise.

         30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor; or (iii) be bound by prepayment of more than one (1) month's rent.

         30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "NON-DISTURBANCE AGREEMENT:) from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee's option, directly contact Lessor's lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

         30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. ATTORNEYS' FEES. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms thereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "PREVAILING PARTY" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorney's fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred. In addition, Lessor shall be entitled to attorney's fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times and upon reasonable notice (it being agreed that 24 hours is reasonable for the purposes of this paragraph 32) for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "FOR SALE" signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary "FOR LEASE" signs. Lessee may at any time place on or about the Premises any ordinary "FOR SUBLEASE" sign.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted , any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. SIGNS. Lessee shall have the right, at its sole expense, to install building signage, and directional ground and fence signage which is consistent in type, amount and quality with that of surrounding buildings of similar type and quality, and in accordance with all requirements of the City of Fontana. All signs must comply with all Applicable Requirements.

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. CONSENTS. Except as otherwise provided herein, wherever in this Lease the consent of Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including, but not limited to, architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including, but not limited to, consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37.      GUARANTOR.

         37.1 EXECUTION. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this Lease.

         37.2 DEFAULT. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38. QUIET POSSESSION. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.      OPTIONS.

         39.1 DEFINITION. "OPTION" shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

         39.2 OPTIONS PERSONAL TO ORIGINAL LESSEE. Each Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee or Permitted Transferee and only while the original Lessee or Permitted Transferee is in full possession of the Premises and, if requested by Lessor, with Lessee or a Permitted Assignee, as applicable, certifying that Lessee has no intention of thereafter assigning or subletting.

         39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

         39.4 EFFECT OF DEFAULT ON OPTIONS.

                  (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee, (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given three (3) or more notices of separate Default, whether or not the defaults are cured, during the twelve (12) month period immediately preceding the exercise of the Option.

                  (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise Option because of the provisions of Paragraph 39.4(a).

                  (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), (ii) Lessor gives to Lessee three (3) or more notices of separate Default during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

         39.5 OPTIONS TO EXTEND. Lessee may extend the Term for one (1) additional period of five (5) years (the "Extended Term") upon all the terms and conditions of this Lease, subject to the following terms, conditions and exceptions. Lessee must exercise the Option, if at all, by giving written notice of its intention to do so no earlier than nine (9) and no later than six (6) months prior to the end of the Original Term:

                  (a) Lessee's option shall automatically terminate upon any transfer, assignment, sublease, conveyance, hypothecation or encumbrance of the Lease (except to a Permitted Transferee) for which Lessor's consent is required, or if the use of he Premises specified in Paragraphs 1.8 and 6 is changed without the consent of Lessor.

                  (b) Base Rent for the first Extended Term shall be equal to the Fair Market Rental Rate (the "FMRR") of the Premises as of the commencement of such Extended Term. As used herein, FMRR shall mean the rent that a willing lessee would pay to a willing lessor, with neither party under any financial duress, in an arm's length transaction, for property similar to the Premises, as the Premises are then improved (and taking into account that there shall be no free rent period and no payment of broker's commissions), in the market area in which the Premises are located. Not more than nine (9), nor less than six (6) months before the end of the Original Term, Lessee shall provide Lessor with its written notice that it wishes to exercise its option as provided for herein. Within thirty (30) days of Lessor's receipt of such notice, Lessor shall provide Lessee, in writing, its good faith opinion of the FMRR of the Premises as of the end of such term ("Lessor's FMRR Notice"). If Lessee objects to Lessor's determination of the FMRR of the Premises for the Extended Term, Lessee shall notify Lessor in writing, within fifteen (15) days after receipt of Lessors notice of the FMRR, that Lessee disagrees with Lessor's determination. The parties shall then attempt to agree upon the FMRR. In the event that Lessor and Lessee are unable to agree upon the FMRR of the Premises within thirty (30) days of Lessor's receipt of Lessee's notice that it disagrees with the Lessor's FMRR Notice, then the FMRR shall be determined by appraisal in the manner provided below. Until the appraisal procedures are finalized; Lessee shall continue to pay Lessor the amount of Base Rent due immediately preceding the expiration of the Lease Term. After the determination of the appraisers is final, Lessee shall promptly make payment to Lessor for any underpayment of Base Rent owing for prior months.

The FMRR of the Premises shall be determined as follows: The Premises shall be appraised by an MAI appraiser chosen by Lessor ("First Appraisal") and the appraisal report forwarded to Lessee. If the First Appraisal is deemed unacceptable by Lessee, then Lessee shall so advise Lessor in writing within ten
(10) working days after receipt of the First Appraisal and Lessee shall have the right to engage an MAI appraiser to appraise the Premises ("Second Appraisal") and the appraisal report forwarded to Lessor. In the event Lessor shall deem the Second Appraisal unacceptable, then Lessor shall advise Lessee within ten (10) working days after receipt of the Second Appraisal, and the first appraiser and second appraiser shall together choose a third MAI appraiser who shall appraise the Premises ("Third Appraisal") and forward the appraisal report to Lessor and Lessee. The cost of the second appraisal shall be borne by Lessee, and the cost of the third Appraiser, if any, shall be shared equally by the parties. All Appraisers shall have no less than five (5 ) years experience (up to and including the date of instituting the appraisal process, of appraising property like the Premises, in the market area where the Premises are located, If the Third Appraiser is greater than the highest or lower than the lowest of the First and Second Appraisals, then the FMRR for the Premises shall be the average of the First and Second Appraisals. If the Third Appraisal is not greater than the highest nor lower than the lowest of the First and Second Appraisals, then the FMRR for the Premises shall be the sum of the three appraisals, divided by three (3). The appraisal process shall commence no later than forty-five (45) days prior to the effect date of the Extended Term and shall be concluded within thirty (30) days after the start of the appraisal process.

Notwithstanding anything else herein to the contrary, in no event shall the Base Rent for any Extended Term be less than that in effect at the end of the prior Term.

40. MULTIPLE BUILDINGS. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. RESERVATIONS. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not materially interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents is reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44. AUTHORITY. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within thirty (30) days after request, deliver to the other Party satisfactory evidence of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder (i.e., there shall be no material increase in Lessee's obligations, and no material decrease in Lessee's rights), Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. MULTIPLE PARTIES. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49. MEDIATION AND ARBITRATION OF DISPUTES. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease [ ] is [X] not attached to this Lease.

50. UNAVOIDABLE DELAYS. If the performance of Lessor of any act required herein, including, without limitation, the design, planning, permitting, construction and completion of the Tenant Improvements, is prevented or delayed by reason of strikes, lockouts, labor disputes, governmental delays, acts of God, fire, floods, epidemics, freight embargoes, unavailability of materials aid supplies, development moratoriums imposed by any governmental authority, or other causes beyond the reasonable control of Lessor, lessor shall be excused from performing that act for the period equal to the period of the prevention or delay.

51. LIMITATION ON LIABILITY. In consideration of the benefits accruing hereunder, Lessee on behalf of itself and all successor and assigns Lessee covenants and agrees that, notwithstanding anything in this Lease to the contrary and notwithstanding any Applicable law to contrary:

                  (a) the liability of Lessor under this Lease (including any liability for any actual or alleged failure, breach or default by Lessor under this Lease and/or negligence by Lessor hereunder) and any recourse against Lessor shall be limited solely to Lessor's in rest in the Premises, and the undistributed rents, profits, other income derived from the Premises, and available insurance proceeds (and not any other assets of Lessor); and

                  (b) the obligations of Lessor under this Lease do not constitute personal obligations of the members, partners or subpartners of Lessor, or any of the managers, directors, officers or shareholders of lessor or Lessor's members, partners or subpartners; , and Lessee shall not seek recourse against any such members, partners or subpartners or any of the managers, directors, officers or shareholders of Lessor or Lessor's members, partners or subpartners or any of their personal assets for satisfaction of any liability with respect to this Lease.

52. SCE LICENSE AREA. In order to enhance Lessee's proposed use and enjoyment of the Premises, Lessor has agreed to allow Lessee to license from Lessor the SCE License Area for the parking and storage of truck trailers in connection with the operatic of Lessee's business at the Premises, and for no other purposes. Lessee shall be permitted to use the SCE License area for such purposes in the manner, at the times, and for the costs set forth in the License Agreement. Without limiting the foregoing, Lessee shall reimburse Lessor, as an operating expense, for all costs, fees, and expenses, including by way of example only, the License Fee described in Article 2 of the License Agreement. The basic License Fee shall be paid to Lessor in equal monthly installments, each such installment being one-twelfth of the amount stated in the License Agreement as the License Fee for the relevant period, and the monthly payments shall be due as additional rent as and when the Base Rent is due. Any other such costs, fees and expenses shall be due as and when invoiced by Lessor. Without limiting the foregoing, by its execution hereof, Lessee acknowledges that it is fully familiar with, and agrees to be bound by, all of the terms and conditions of the License Agreement, but Lessee shall have no direct rights thereunder. That is, Lessee shall have no right to exercise any option or other right under the License Agreement in its own name, and Lessee shall refrain from any and all direct contact with SCE with respect to its use of the SCE License Area, unless either (i) such contact is necessary to avoid damage to persons or property from an emergency situation, or (ii) Lessor has consented, in writing, to such contact, in advance of Lessee's undertaking same. Lessee agrees to indemnify, defend, and hold harmless Lessor for any loss, claim, injury, damage or liability Lessor may suffer arising out of or related to Lessor's use of the SCE License Area, its violation of any of the terms of the License Agreement, and the beach of this Paragraph 52. In addition, Lessee acknowledges the disclosure of all matters described in the License Agreement, including information about Electric and Magnetic Fields, Induced Voltage, and environmental matters, as if such disclosures had been made directly by Lessor to Lessee. Lessee also acknowledges that the License Agreement is subject to termination by SCE upon twelve (12) months written notice without cause, as well as being terminable for cause. Accordingly, Lessee agrees that no such termination shall operate to terminate, or give any right to Lessee to terminate, this Lease, it being agreed that the use of the SCE License Area is an enhancement of its rights under the Lease, and not a condition to its obligations hereunder. Except where the contrary is set forth in this paragraph, the SCE License Area shall be deemed part of the Premises, and all rights related to said Area are coextensive with Lessee's rights to the Premises. While the License Agreement and the Lease are meant to work in concert, in the event of a conflict between the terms of this paragraph and the balance of the Lease, with respect to the rights, duties and obligations of Lessee concerning the SCE License Area, this paragraph shall prevail over the balance of the Lease.

53. TEMPORARY SPACE. As an accommodation to Lessee, and an inducement to Lessee to enter into this Lease. Lessor shall arrange for the ability of Lessee to use approximately One Hundred Thousand (100,000) square feet of warehouse storage space located in the Ontario area (the "Temporary Space"). The Temporary Space shall be located by Lessor, and Lessor, provided Lessee is not, in default hereunder, shall bear all costs related to obtaining the Space for Lessee's use, provided, however, Lessor shall not be obligated to incur any out of pocket expenses for design or planning of the space, or for tenant improvements, security, or any other similar terms, it being agreed that as between Lessor and Lessee, Lessee will take the Temporary space on an "AS-IS" basis. At Lessor's request, Lessee agrees to execute such documents or instruments as may be reasonably necessary to confirm Lessee's agreement to be bound by all of the terms and conditions of the use of the Temporary space imposed by the owner or master tenant thereof, other than the payment of rent or other occupancy costs except for property and liability insurance, (so long as Lessee is not in default under this Lease, or under the terms and conditions governing the occupancy of the Temporary space.) Lessee shall however, as a condition to its right to enter into possession of the Temporary Space, deliver to Lessor at Lessee's sole cost and expense, for the benefit of Lessor and the landlord of the Temporary Space, certificates of insurance identical to those required under this Lease, except that all property and liability insurance shall name Lessor and Iron Mountain Records Management, Inc. (or such other entity as Lessor subsequently identifies to Lessee as the owner/landlord of the Temporary Space) as additional loss payees and additional insured, as applicable. Lessor shall use due diligence and commercially reasonable efforts to have the Temporary Space available to Lessee as soon as possible after the execution hereof, and its rights to and use of the Temporary Space shall terminate at such time as the Premises is available to Lessee for its legal use of same for storage of the materials stored at the Temporary Space (the "Ending Date"). Lessee acknowledges that its failure to vacate the Temporary Space on or before the Ending Date shall constitute a breach of this Lease, and from and after the date of such Lease, Lessee shall pay Lessor 150% of the costs thereafter incurred by Lessee with respect to the Temporary Space, to compensate Lessor for its ongoing expenses and the administrative and other costs incurred by Lessor in obtaining, maintaining, and otherwise dealing with the Temporary Space. All of Lessors obligations with respect to the Temporary Space arc contingent upon the complete execution and unconditional delivery of this Lease by Lessee, and the payment to Lessor of all funds due upon such execution and delivery, and Lessee's performance under the terms hereof.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

                            [SIGNATURES ON NEXT PAGE]

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.       SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS
LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN, PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

         THIS LEASE MUST BE EXECUTED BY TWO CORPORATE OFFICERS OF LESSEE

   The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: Des Moines, Iowa         Executed at:  North Andover, Massachusetts
             ------------------                     ----------------------------
on:                                   on:
   ----------------------------          ---------------------------------------

By LESSOR:                            BY LESSEE:

By:  /s/ Robert Klinkner                    By:  /s/ Mardsen Cason
   -----------------------------------        ----------------------------------
Name Printed:  Robert Klinkner              Name Printed:  Mardsen Cason
            --------------------------                   -----------------------
Title:  Assistant Director                  Title:  Executive Co-Chairman
      --------------------------------            ------------------------------

By:  /s/ John N. Urban                      By:  /s/ Laura W. Kelley
   -----------------------------------        ----------------------------------
Name Printed:  John N. Urban                Name Printed:  Laura W. Kelley
            --------------------------                   -----------------------
Title:  Director                            Title:  Vice-President Legal
      --------------------------------            ------------------------------

Address:                                    Address:  1 High Street, North
          ----------------------------                --------------------------
                                                      Andover, MA 01845
          ----------------------------                --------------------------
Telephone: (___)                                     Telephone: (978) 983-3300
                ----------------------                               -----------
Facsimile: (___)                                     Facsimile: (978) 983-3503
                ----------------------                               -----------

Federal ID No.                              Federal ID No.
            --------------------------                   -----------------------

LESSOR'S ADDRESS FOR NOTICES:
c/o Troy Koeselman
Principal Capital Management, LLC
601 Grand Avenue
Des Moines, IA 50392-1370
Phone:  (515) 362-0532
Fax:      (515) 248-8090

NOTE: These forms are often modified to meet the changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616